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                                                                   EXHIBIT 21.1

                            LIST OF SUBSIDIARIES


              Name                                              Jurisdiction of Incorporation
              ----                                              -----------------------------
Digirad Imaging Solutions, Inc.                                 Delaware

Digirad Imaging Systems, Inc.                                   Delaware